NEWS RELEASE

EVEREST GROUP, LTD.

Seon place, 141 Front Street, 4th Floor, Hamilton HM 19, Bermuda

Contacts

Media: Dawn Lauer	Investors: Matt Rohrmann
Chief Communications Officer	Head of Investor Relations
908.300.7670	908.604.7343

Everest Reports First Quarter 2024 Results
Net Income of $733 million and Operating Income of $709 million
TSR1 of 18.1%; 20.6% Net Income ROE and 20.0% Operating Income ROE
88.8% Combined Ratio Resulting in Record Underwriting Income of $409 million

HAMILTON, Bermuda – (BUSINESS WIRE) – April 29, 2024 – Everest Group, Ltd. (NYSE: EG), a global underwriting leader providing best-in-class property, casualty, and specialty reinsurance and insurance solutions, today reported its first quarter 2024 results.

First Quarter 2024 Highlights
•Net Income of $733 million; Operating Income of $709 million driven by underwriting margin improvement and strong net investment income generation
•Total Shareholder Return of 18.1% annualized; 20.6% Net Income ROE and 20.0% Operating Income ROE
•$4.4 billion in gross written premium with year-over-year growth of 17.2%2 for the Group, 20.4%2 for Reinsurance, and 9.8%2 for Insurance
•Combined ratios of 88.8% for the Group, 87.3% for Reinsurance and 93.1% for Insurance
•Attritional combined ratios of 86.5% for the Group, 84.4% for Reinsurance and 92.5% for Insurance
•Pre-tax underwriting income of $409 million, a company record, versus pre-tax underwriting income of $273 million in the prior year
•$85 million of pre-tax catastrophe losses net of recoveries and reinstatement premiums, primarily driven by the Francis Scott Key Bridge Collapse in Baltimore, versus $110 million in the prior year
•Net investment income improved to $457 million versus $260 million in the prior year first quarter, a company record, driven by a larger asset base and strong core fixed income returns
•Strong operating cashflow for the quarter of $1.1 billion, in-line with the prior year quarter

Footnote 1 denotes annualized figure; represents Total Shareholder Return or "TSR"
Footnote 2 denotes constant currency figure and excludes reinstatement premiums

“Everest had a strong start to 2024, with first quarter results delivering significant profitability across all key metrics, including a Total Shareholder Return in excess of 18% and an operating return on equity of 20%," said Juan C. Andrade, Everest President and CEO. "Group underwriting income increased 50% over the prior year to a quarterly record of $409 million with a combined ratio of 88.8%, driven by both of our underwriting franchises. Our reinsurance business continued to differentiate Everest during another outstanding January 1 renewal as the flight to quality accelerated. We gained market share with targeted clients, positioning the portfolio for attractive levels of profitability. In our insurance division, we advanced our disciplined expansion across global markets, while remaining focused on prudent risk selection and the bottom line. Additionally, our investment portfolio contributed a record $457 million in net investment income. With strong momentum across our underwriting businesses, we are executing on our three-year strategic plan, focused on generating consistent, industry leading financial returns."

Summary of First Quarter 2024 Net Income and Other Items
•Net Income of $733 million, equal to $16.87 per diluted share versus first quarter 2023 net income of $365 million, equal to $9.31 per diluted share
•Operating income of $709 million, equal to $16.32 per diluted share versus first quarter 2023 net operating income of $443 million, equal to $11.31 per diluted share
•GAAP combined ratio of 88.8%, including 2.3 points of catastrophe losses, versus the first quarter 2023 figure of 91.2%, including 3.7 points of catastrophe losses

The following table summarizes the Company’s Net Income and related financial metrics.

Net income and operating income	Q1	Year to Date	Q1	Year to Date
All values in USD millions except for per share amounts and percentages	2024	2024	2023	2023
Everest Group
Net income (loss)	733	733	365	365
Operating income (loss) (1)	709	709	443	443

Net income (loss) per diluted common share	16.87	16.87	9.31	9.31
Net operating income (loss) per diluted common share	16.32	16.32	11.31	11.31

Net income (loss) return on average equity (annualized)	20.6%	20.6%	14.2%	14.2%
After-tax operating income (loss) return on average equity (annualized)	20.0%	20.0%	17.2%	17.2%
Notes
(1) Refer to the reconciliation of net income to net operating income found on page 8 of this press release

Shareholders' Equity and Book Value per Share	Q1	Year to Date	Q1	Year to Date
All values in USD millions except for per share amounts and percentages	2024	2024	2023	2023
Beginning shareholders' equity	13,202	13,202	8,441	8,441
Net income (loss)	733	733	365	365
Change - unrealized gains (losses) - Fixed inc. investments	(153)	(153)	249	249
Dividends to shareholders	(76)	(76)	(65)	(65)
Purchase of treasury shares	(35)	(35)	—	—
Other	(42)	(42)	24	24
Ending shareholders' equity	13,628	13,628	9,014	9,014

Common shares outstanding		43.5		39.3
Book value per common share outstanding		313.55		229.49
Less: Unrealized appreciation/depreciation of fixed maturity investments ("URAD")		(20.15)		(37.15)
Adjusted book value per common share outstanding excluding URAD		333.70		266.64

Change in BVPS adjusted for dividends		3.6%		7.2%
Total Shareholder Return ("TSR") - Annualized		18.1%		14.1%
Common share dividends paid - last 12 months		6.90		6.60

The following information summarizes the Company’s underwriting results, on a consolidated basis and by segment – Reinsurance and Insurance, with selected commentary on results by segment.

Underwriting information - Everest Group	Q1	Year to Date	Q1	Year to Date	Year on Year Change
All values in USD millions except for percentages	2024	2024	2023	2023	Q1	Year to Date
Gross written premium	4,411	4,411	3,743	3,743	17.9%	17.9%
Net written premium	3,900	3,900	3,329	3,329	17.1%	17.1%

Loss Ratio:
Current year	58.9%	58.9%	59.7%	59.7%	(0.8) pts	(0.8) pts
Prior year	—%	—%	—%	—%	— pts	— pts
Catastrophe	2.3%	2.3%	3.7%	3.7%	(1.4) pts	(1.4) pts
Total Loss ratio	61.3%	61.3%	63.4%	63.4%	(2.1) pts	(2.1) pts
Commission and brokerage ratio	21.4%	21.4%	21.3%	21.3%	0.1 pts	0.1 pts
Other underwriting expenses	6.1%	6.1%	6.4%	6.4%	(0.3) pts	(0.3) pts
Combined ratio	88.8%	88.8%	91.2%	91.2%	(2.4) pts	(2.4) pts
Attritional combined ratio (1)	86.5%	86.5%	87.6%	87.6%	(1.1) pts	(1.1) pts

Pre-tax net catastrophe losses (2)	85	85	110	110
Pre-tax net unfavorable (favorable) prior year reserve development	—	—	—	—
Notes
(1) Attritional ratios exclude catastrophe losses, net CAT reinstatement premiums earned, prior year development, COVID-19 losses and losses from the Russia/Ukraine war.
(2) Pre-tax net catastrophe losses are net of reinsurance and reinstatement premiums

Reinsurance Segment – Quarterly Highlights
•Gross written premiums grew 20.4% on a constant dollar basis and excluding reinstatement premiums, to approximately $3.2 billion. Growth was broad-based across geographies and lines as the flight to quality continues to accelerate globally.
•Attritional loss ratio improved 80 basis points over last year to 57.2%, while the attritional combined ratio improved 150 basis points to 84.4% versus a year ago.
•Combined ratio improved 350 basis points over the last year to 87.3%.
•Pre-tax catastrophe losses were $80 million net of estimated recoveries and reinstatement premiums, driven primarily by the Baltimore Bridge Collapse.
•Risk-adjusted returns remain very attractive, particularly in property and specialty lines.

Underwriting information - Reinsurance segment	Q1	Year to Date	Q1	Year to Date	Year on Year Change
All values in USD millions except for percentages	2024	2024	2023	2023	Q1	Year to Date
Gross written premium	3,175	3,175	2,620	2,620	21.2%	21.2%
Net written premium	2,942	2,942	2,438	2,438	20.7%	20.7%

Loss Ratio:
Current year	57.2%	57.2%	57.9%	57.9%	(0.7) pts	(0.7) pts
Prior year	—%	—%	—%	—%	— pts	— pts
Catastrophe	2.9%	2.9%	5.1%	5.1%	(2.2) pts	(2.2) pts
Total Loss ratio	60.2%	60.2%	63.0%	63.0%	(2.8) pts	(2.8) pts
Commission and brokerage ratio	24.6%	24.6%	25.0%	25.0%	(0.4) pts	(0.4) pts
Other underwriting expenses	2.6%	2.6%	2.8%	2.8%	(0.2) pts	(0.2) pts
Combined ratio	87.3%	87.3%	90.8%	90.8%	(3.5) pts	(3.5) pts
Attritional combined ratio (1)	84.4%	84.4%	85.9%	85.9%	(1.5) pts	(1.5) pts

Pre-tax net catastrophe losses (2)	80	80	108	108
Pre-tax net prior year reserve development	—	—	—	—
Notes
(1) Attritional ratios exclude catastrophe losses, net CAT reinstatement premiums earned, prior year development, COVID-19 losses and losses from the Russia/Ukraine war.
(2) Pre-tax net catastrophe losses are net of reinsurance and reinstatement premiums

Insurance Segment – Quarterly Highlights
•Gross written premiums rose to $1.2 billion, a 9.8% increase year-over-year in constant dollars, driven by a diversified mix of property and specialty lines, partially offset by lower written premiums in monoline workers' compensation and financial lines.
•Loss ratio improved 10 basis points over last year to 64.5%, while the attritional loss ratio improved 40 basis points over last year to 64.0%.
•Pre-tax catastrophe losses were $5 million, net of estimated recoveries and reinstatement premiums, relatively in-line with the prior year.
•Pricing continues to exceed loss trend overall and loss trend is stable.
•There was a meaningful acceleration in pricing across long-tail lines (excluding financial lines).

Underwriting information - Insurance segment	Q1	Year to Date	Q1	Year to Date	Year on Year Change
All values in USD millions except for percentages	2024	2024	2023	2023	Q1	Year to Date
Gross written premium	1,236	1,236	1,122	1,122	10.1%	10.1%
Net written premium	958	958	891	891	7.5%	7.5%

Loss Ratio:
Current year	64.0%	64.0%	64.4%	64.4%	(0.4) pts	(0.4) pts
Prior year	—%	—%	—%	—%	— pts	— pts
Catastrophe	0.5%	0.5%	0.2%	0.2%	0.3 pts	0.3 pts
Total Loss ratio	64.5%	64.5%	64.6%	64.6%	(0.1) pts	(0.1) pts
Commission and brokerage ratio	12.0%	12.0%	12.0%	12.0%	— pts	— pts
Other underwriting expenses	16.6%	16.6%	15.6%	15.6%	1.0 pts	1.0 pts
Combined ratio	93.1%	93.1%	92.3%	92.3%	0.8 pts	0.8 pts
Attritional combined ratio (1)	92.5%	92.5%	92.0%	92.0%	0.5 pts	0.5 pts

Pre-tax net catastrophe losses (2)	5	5	2	2
Pre-tax net prior year reserve development	—	—	—	—
Notes
(1) Attritional ratios exclude catastrophe losses, net CAT reinstatement premiums earned, prior year development, COVID-19 losses and losses from the Russia/Ukraine war.
(2) Pre-tax net catastrophe losses are net of reinsurance and reinstatement premiums

Investments and Shareholders’ Equity as of March 31, 2024
•Total invested assets and cash of $38.1 billion versus $37.1 billion on December 31, 2023
•Shareholders’ equity of $13.6 billion vs. $13.2 billion on December 31, 2023, including $876 million of unrealized net losses on AFS fixed maturity investments
•Shareholders’ equity excluding unrealized gains (losses) on AFS fixed maturity investments of $14.5 billion versus $13.9 billion on December 31, 2023
•Book value per share of $313.55 versus $304.29 at December 31, 2023
•Book value per share excluding unrealized gains (losses) on AFS fixed maturity investments of $333.70 versus $320.95 at December 31, 2023
•Common share repurchases of $35.0 million during the quarter, representing 90,291 shares at an average price of $387.64 per share
•Common share dividends declared and paid in the quarter of $1.75 per share equal to $76 million

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market and investment income fluctuations, trends in insured and paid losses, catastrophes, pandemic, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Everest
Everest Group, Ltd. (Everest) is a global underwriting leader providing best-in-class property, casualty, and specialty reinsurance and insurance solutions that address customers’ most pressing challenges. Known for a 50-year track record of disciplined underwriting, capital and risk management, Everest, through its global operating affiliates, is committed to underwriting opportunity for colleagues, customers, shareholders, and communities worldwide.

Everest common stock (NYSE: EG) is a component of the S&P 500 index.

Additional information about Everest, our people, and our products can be found on our website at www.everestglobal.com.

A conference call discussing the results will be held at 8:00 a.m. Eastern Time on April 30, 2024. The call will be available on the Internet through the Company’s website at https://www.everestglobal.com/investor-relations.

Recipients are encouraged to visit the Company’s website to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestglobal.com in the “Investors/Financials/Quarterly Results” section of the website. The supplemental financial information may also be obtained by contacting the Company directly.

_______________________________________________
The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance. After-tax operating income (loss) consists of net income (loss) excluding after-tax net gains (losses) on investments and after-tax net foreign exchange income (expense) as the following reconciliation displays:

(Dollars in millions, except per share amounts)	Three Months Ended March 31,				Three Months Ended March 31,
	2024		2023		2024		2023

	(unaudited)				(unaudited)

	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
After-tax operating income (loss)	$709	$16.32	$443	$11.31	$709	$16.32	$443	$11.31
After-tax net gains (losses) on investments	(6)	(0.13)	6	0.14	(6)	(0.13)	6	0.14
After-tax net foreign exchange income (expense)	30	0.69	(84)	(2.14)	30	0.69	(84)	(2.14)

Net income (loss)	$733	$16.87	$365	$9.31	$733	$16.87	$365	$9.31

(Some amounts may not reconcile due to rounding.)

Although net gains (losses) on investments and net foreign exchange income (expense) are an integral part of the Company’s insurance operations, the determination of net gains (losses) on investments and foreign exchange income (expense) is independent of the insurance underwriting process. The Company believes that the level of net gains (losses) on investments and net foreign exchange income (expense) for any particular period are not indicative of the performance of the underlying business in that particular period. Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business and may lead to incorrect or misleading assumptions and conclusions. The Company understands that the equity analysts who follow the Company focus on after-tax operating income (loss) in their analyses for the reasons discussed above. The Company provides after-tax operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.
--Financial Details Follow--

EVEREST GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended March 31,
(In millions of U.S. dollars, except per share amounts)	2024	2023
	(unaudited)
REVENUES:
Premiums earned	$3,652	$3,100
Net investment income	457	260
Total net gains (losses) on investments	(7)	5
Other income (expense)	31	(79)
Total revenues	4,133	3,286

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	2,237	1,966
Commission, brokerage, taxes and fees	782	661
Other underwriting expenses	224	200
Corporate expenses	22	19
Interest, fees and bond issue cost amortization expense	37	32
Total claims and expenses	3,302	2,878

INCOME (LOSS) BEFORE TAXES	832	408
Income tax expense (benefit)	99	43

NET INCOME (LOSS)	$733	$365

Other comprehensive income (loss), net of tax:
Unrealized appreciation (depreciation) ("URA(D)") on securities arising during the period	(158)	246
Reclassification adjustment for realized losses (gains) included in net income (loss)	5	3
Total URA(D) on securities arising during the period	(153)	249

Foreign currency translation adjustments	(38)	31

Reclassification adjustment for amortization of net (gain) loss included in net income (loss)	—	—
Total benefit plan net gain (loss) for the period	—	—
Total other comprehensive income (loss), net of tax	(191)	280

COMPREHENSIVE INCOME (LOSS)	$542	$645

EARNINGS PER COMMON SHARE:
Basic	$16.87	$9.31
Diluted	16.87	9.31

EVEREST GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(In millions of U.S. dollars, except par value per share)	2024	2023
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at fair value
(amortized cost: 2024, $29,311; 2023, $28,568, credit allowances: 2024, $(46); 2023, $(48))	$28,297	$27,740
Fixed maturities - held to maturity, at amortized cost
(fair value: 2024, $842; 2023, $854, net of credit allowances: 2024, $(9); 2023, $(8))	840	855
Equity securities, at fair value	216	188
Other invested assets	4,854	4,794
Short-term investments	2,397	2,127
Cash	1,544	1,437
Total investments and cash	38,148	37,142
Accrued investment income	327	324
Premiums receivable (net of credit allowances: 2024, $(43); 2023, $(41))	5,101	4,768
Reinsurance paid loss recoverables (net of credit allowances: 2024, $(27); 2023, $(26))	233	164
Reinsurance unpaid loss recoverables	2,084	2,098
Funds held by reinsureds	1,155	1,135
Deferred acquisition costs	1,331	1,247
Prepaid reinsurance premiums	702	713
Income tax asset, net	823	868
Other assets (net of credit allowances: 2024, $(10); 2023, $(9))	1,033	941
TOTAL ASSETS	$50,937	$49,399

LIABILITIES:
Reserve for losses and loss adjustment expenses	25,211	24,604
Unearned premium reserve	6,826	6,622
Funds held under reinsurance treaties	11	24
Amounts due to reinsurers	716	650
Losses in course of payment	168	171
Senior notes	2,349	2,349
Long-term notes	218	218
Borrowings from FHLB	819	819
Accrued interest on debt and borrowings	43	22
Unsettled securities payable	403	137
Other liabilities	543	582
Total liabilities	37,308	36,197

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50.0 shares authorized; no shares issued and outstanding	—	—
Common shares, par value: $0.01; 200.0 shares authorized; (2024) 74.3 and (2023) 74.2
outstanding before treasury shares	1	1
Additional paid-in capital	3,768	3,773
Accumulated other comprehensive income (loss), net of deferred income tax expense (benefit)
of $(137) at 2024 and $(99) at 2023	(1,125)	(934)
Treasury shares, at cost; 30.9 shares (2024) and 30.8 shares (2023)	(3,943)	(3,908)
Retained earnings	14,927	14,270
Total shareholders' equity	13,628	13,202
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$50,937	$49,399

EVEREST GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
(In millions of U.S. dollars)	2024	2023
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$733	$365
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	(370)	(259)
Decrease (increase) in funds held by reinsureds, net	(33)	(17)
Decrease (increase) in reinsurance recoverables	(129)	7
Decrease (increase) in income taxes	82	41
Decrease (increase) in prepaid reinsurance premiums	(14)	28
Increase (decrease) in reserve for losses and loss adjustment expenses	720	681
Increase (decrease) in unearned premiums	242	226
Increase (decrease) in amounts due to reinsurers	95	17
Increase (decrease) in losses in course of payment	—	47
Change in equity adjustments in limited partnerships	(59)	(5)
Distribution of limited partnership income	31	48
Change in other assets and liabilities, net	(188)	(121)
Non-cash compensation expense	16	12
Amortization of bond premium (accrual of bond discount)	(30)	(1)
Net (gains) losses on investments	7	(5)
Net cash provided by (used in) operating activities	1,102	1,064

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called/repaid - available for sale	736	562
Proceeds from fixed maturities sold - available for sale	407	72
Proceeds from fixed maturities matured/called/repaid - held to maturity	45	28
Proceeds from equity securities sold	—	46
Distributions from other invested assets	100	137
Cost of fixed maturities acquired - available for sale	(1,971)	(1,613)
Cost of fixed maturities acquired - held to maturity	(27)	(11)
Cost of equity securities acquired	(33)	(1)
Cost of other invested assets acquired	(138)	(242)
Net change in short-term investments	(252)	4
Net change in unsettled securities transactions	284	267
Net cash provided by (used in) investing activities	(849)	(752)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued (redeemed) during the period for share-based compensation, net of expense	(21)	(19)
Purchase of treasury shares	(35)	—
Dividends paid to shareholders	(76)	(65)
Cost of shares withheld on settlements of share-based compensation awards	(21)	(19)
Net cash provided by (used in) financing activities	(153)	(103)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	7	3

Net increase (decrease) in cash	107	212
Cash, beginning of period	1,437	1,398
Cash, end of period	$1,544	$1,610

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (recovered)	$16	$2
Interest paid	16	10